Exhibit 99.1

NEWS RELEASE

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CISO Global names CFO Deb Smith to Board of Directors

Scottsdale, Ariz. May 15, 2023 – CISO Global (NASDAQ: CISO), an industry leader as a managed cybersecurity and compliance provider, based in Scottsdale, Ariz., announced that it has named Chief Financial Officer Deb Smith to the Board of Directors. Ms. Smith has served as the CFO and Secretary since 2021.

“Deb has overseen and managed the complex financial aspects of successfully acquiring and integrating 17 companies on a global basis,” said David Jemmett, CEO and founder of CISO Global. “She is a trusted member of our Executive team and brings tremendous leadership and perspective to our Board.”

“I’m honored to be named to the Board of Directors and have long been inspired by CISO Global’s performance as an industry leader in cybersecurity and compliance,” said Smith. “Equipped with exceptional mind share and absolute commitment to its clients, CISO has proven time and again its ability to rise to the top of a competitive market. I’m grateful for the opportunity to continue to serve in my capacity as CFO and am excited to be a part of our core steering team.” Ms. Smith brings over 18 years of experience in finance and replaces Stephen Scott, who will remain with the Company as an internal advisor, and joins a Board that includes CEO David Jemmett, President & Chief Information Security Officer Ashley Devoto, Ret. General Robert Oaks, Andy McCain, Scott Holbrook, and Kiki Vandeweghe.

“Deb will bring tremendous financial insights to our Board of Directors,” President and CISO Ashley Devoto pointed out. “With her intimate knowledge of company success metrics and market impact, she is in a unique position to help shape the company’s strategic decision making at the board level. I firmly believe that CISO Global will benefit from her expanded leadership role.”

About CISO Global

CISO Global is an industry leader as a managed cybersecurity and compliance provider. The company is rapidly expanding by acquiring world-class cybersecurity, secured managed services, and compliance companies with top-tier talent that utilize the latest technology to create innovative solutions to protect the most demanding businesses and government organizations against continuing and emerging security threats and compliance obligations.

Safe Harbor Statement

This news release contains certain statements that may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. These statements are often, but not always, made through the use of words or phrases such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “predict,” “plan,” “project,” “continuing,” “ongoing,” “potential,” “opportunity,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar words or phrases. These statements reflect our current views, expectations, and beliefs concerning future events and are subject to substantial risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, risks related to our ability to raise capital; our ability to increase revenue and cash flow and become profitable; our ability to recruit and retain key talent; our ability to identify and consummate acquisitions; our ability to acquire, attract, and retain clients; and other risks detailed from time to time in the reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation and do not intend to update any forward-looking statements, whether as a result of new information, future developments, or otherwise.